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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus included in this Registration Statement on Form S-3 of Ocwen Asset Investment Corp. of: (a) our report, dated January 26, 1998, incorporated by reference in the December 31, 1997 Annual Report on Form 10-K of Ocwen Asset Investment Corp.; (b) our report dated June 3, 1998 on the 225 Bush Street Property included in the Current Report on Form 8-K/A of Ocwen Asset Investment Corp. filed on June 12, 1998; (c) our reports: (i) dated July 23, 1998 on the 841 Prudental Drive Property; (ii) dated June 26, 1998 on the 450 Sansome Street Property; (iii) dated June 19, 1998 on the Cortez Plaza Property; and (iv) dated June 23, 1998 on the Bayers Road Shopping Centre Property, all included in the Current Report on Form 8-K/A of Ocwen Asset Investment Corp. filed on September 15, 1998. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.




/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
September 28, 1998